Exhibit 99.1

TIER

TIER REIT

SUPPLEMENTAL OPERATING
& FINANCIAL DATA

4Q16

office brought to life

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2016

About the Company

TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations.
As of December 31, 2016, we owned interests in 29 operating office properties with approximately 10.1 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and one development property that will consist of approximately 291,000 rentable square feet. As of December 31, 2016, our properties are located in 13 markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Charles G. Dannis	Dallas E. Lucas
Independent Director	Chief Financial Officer and Treasurer

Scott W. Fordham	William J. Reister
Chief Executive Officer, President, and Director	Chief Investment Officer and Executive Vice President

R. Kent Griffin, Jr.	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Thomas M. Herzog	James E. Sharp
Independent Director	Chief Accounting Officer and Executive Vice President

Dennis J. Martin	R. Heath Johnson
Independent Director	Managing Director - Asset Management

G. Ronald Witten	Dean R. Hook
Independent Director	Senior Vice President - Information Technology and Property Management

Anubhav Raj
Senior Vice President - Capital Markets

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Research Coverage
BMO Capital	Janney Montgomery Scott LLC	JMP Securities	J.P. Morgan Securities
John Kim	Robert Stevenson	Mitch Germain	Anthony Paolone
212.885.4115	640.840.3217	212.906.3546	212.622.6682

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2016
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDA	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Leasing Cost Trend Analysis	21
Development, Leasing, and Capital Expenditures Summary	22

Other Information
Potential Future Development Sites	23
Summary of Development Activity	24
Properties Under Development	25
Acquisition and Disposition Activities	26
Summary of Financing	27
Principal Payments by Year	28
Definitions of Non-GAAP Financial Measures	29-30
Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “opportunities,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter and the Year Ended December 31, 2016

Property Results

•	Occupancy at December 31, 2016, was 90.7%, an increase of 90 basis points from September 30, 2016.

•	261,000 square feet leased - 140,000 square feet of renewals, 48,000 square feet of expansion space, and 73,000 square feet of new leasing.
Real Estate Activities

•	801 Thompson was sold for a contract sales price of approximately $4.9 million. 801 Thompson is an approximately 51,000 square feet office building located in Rockville, Maryland.

•	As of December 31, 2016, four of our properties (One Oxmoor Place, Steeplechase Place, Lakeview, and Hunnington) were held for sale.
Capital Market Activities

•	We repaid (without penalty) the $70.0 million loan secured by our One & Two Eldridge Place property that was scheduled to mature in January 2017. This loan had an effective interest rate of 5.49%.

•	We authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2016, which was paid on January 6, 2017.

Subsequent Events

•
On January 4, 2017, we acquired the remaining 50.16% interest in our Domain 2 and Domain 7 properties for a combined contract purchase price of $51.2 million and assumed additional debt of $40.1 million. At acquisition, these properties were consolidated.

•
On January 17, 2017, we sold substantially all of our noncontrolling interest in the entity that indirectly owns the Wanamaker Building for a contract sales price of $114.3 million, including the buyer’s assumption of $41.8 million in debt.

•	On January 18, 2017, we sold our Buena Vista Plaza property for a contract sales price of $52.5 million.

•	On February 1, 2017, we repaid (without penalty) the $58.8 million loan secured by 500 E. Pratt. This loan was scheduled to mature in May 2017.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Portfolio Summary:

Total operating office properties	29	34	29	30	32	33	34
Rentable square feet (100%) (operating properties)	10,104	11,971	10,104	10,155	10,494	11,535	11,971
Rentable square feet (own %) (operating properties)	8,988	10,855	8,988	9,039	9,378	10,419	10,855
Occupancy %	90.7%	89.7%	90.7%	89.8%	90.4%	88.9%	89.7%
Executed % SF leased	91.0%	89.8%	91.0%	90.2%	90.7%	89.7%	89.8%
Economic % SF leased	87.1%	84.1%	87.1%	85.6%	86.9%	84.6%	84.1%
Average effective rent/square foot	$27.19	$25.69	$27.19	$26.73	$26.42	$26.62	$25.69

	Twelve Months Ended		Three Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Financial Results:
Revenue	$242,818	$282,365	$54,075	$55,998	$64,267	$68,478	$67,085
Property related expenses	(72,603)	(89,158)	(15,998)	(16,315)	(19,805)	(20,485)	(21,812)
Real estate taxes	(36,297)	(40,134)	(7,454)	(8,350)	(9,429)	(11,064)	(8,622)
Property management fees	(917)	(5,028)	(197)	(210)	(226)	(284)	(249)
NOI	$133,001	$148,045	$30,426	$31,123	$34,807	$36,645	$36,402
Base rent	$175,766	$203,104	$40,887	$42,393	$45,579	$46,907	$47,494
Free rent	$(9,571)	$(17,813)	$(2,204)	$(1,975)	$(2,133)	$(3,259)	$(3,557)
Net loss attributable to common stockholders	$(29,417)	$(32,108)	$(6,333)	$(1,025)	$(9,352)	$(12,707)	$(11,216)
Diluted loss per common share (1)	$(0.62)	$(0.66)	$(0.13)	$(0.02)	$(0.20)	$(0.27)	$(0.24)
FFO attributable to common stockholders	$76,532	$35,099	$18,917	$19,239	$18,144	$20,232	$17,363
Diluted FFO per common share	$1.60	$0.71	$0.40	$0.40	$0.38	$0.42	$0.37
FFO attributable to common stockholders, excluding certain items	$79,451	$73,379	$19,086	$18,324	$20,700	$21,341	$18,017
Diluted FFO, excluding certain items, per common share	$1.66	$1.49	$0.40	$0.38	$0.43	$0.45	$0.38
Normalized EBITDA	$126,106	$141,052	$29,099	$30,036	$32,957	$34,014	$34,789
Weighted average common shares outstanding - basic	47,406	48,960	47,414	47,413	47,406	47,390	47,244
Weighted average common shares outstanding - diluted	47,819	49,148	47,888	47,846	47,826	47,715	47,436

Selected Additional Trend Information:
Renewal % based on square feet	59%	78%	82%	41%	45%	66%	79%
Distributions declared on common shares	$34,377	$26,126	$8,594	$8,595	$8,594	$8,594	$8,576
Annualized distribution yield (2)	4.1%	N/A	4.1%	4.7%	4.7%	5.4%	4.9%
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Selected Balance Sheet Items:

Total book value of real estate	$1,250,198	$1,573,248	$1,250,198	$1,248,491	$1,320,775	$1,503,088	$1,573,248

Cash and cash equivalents	$14,884	$12,248	$14,884	$51,466	$78,599	$5,532	$12,248

Unconsolidated cash and cash equivalents (at ownership %)	$5,348	$4,086	$5,348	$5,479	$4,874	$4,175	$4,086

Restricted cash	$7,509	$10,712	$7,509	$8,586	$10,778	$12,756	$10,712

Total assets	$1,552,540	$1,873,745	$1,552,540	$1,570,685	$1,640,666	$1,787,304	$1,873,745

Mortgage debt	$200,131	$415,425	$200,131	$270,758	$334,605	$358,717	$415,425

Revolving credit facility and term loans	$634,000	$665,000	$634,000	$575,000	$575,000	$683,000	$665,000

Unconsolidated debt (at ownership %)	$109,790	$80,189	$109,790	$103,350	$98,384	$82,747	$80,189

Total liabilities	$932,024	$1,195,926	$932,024	$951,701	$1,015,748	$1,142,948	$1,195,926

Capitalization:

Shares of common stock outstanding	47,473	47,362	47,473	47,413	47,413	47,405	47,362

Restricted stock units outstanding	150	29	150	150	150	141	29

Shares of restricted stock outstanding	247	282	247	333	333	333	282

	47,870	47,673	47,870	47,896	47,896	47,879	47,673

High stock price (1)	$17.81	$19.50	$17.44	$17.81	$16.66	$15.60	$16.82

Low stock price (1)	$12.52	$13.60	$14.06	$15.07	$13.29	$12.52	$14.07

Average closing stock price (1)	$15.25	$15.51	$15.58	$16.37	$14.90	$14.10	$15.14

Closing stock price	$17.39	$14.75	$17.39	$15.44	$15.33	$13.44	$14.75

Market capitalization (2)	$832,459	$703,177	$832,459	$739,514	$734,246	$643,494	$703,177

Total debt (3)	$943,921	$1,160,614	$943,921	$949,108	$1,007,989	$1,124,464	$1,160,614

Net debt (4)	$923,689	$1,144,280	$923,689	$892,163	$924,516	$1,114,757	$1,144,280

Total capitalization	$1,776,380	$1,863,791	$1,776,380	$1,688,622	$1,742,235	$1,767,958	$1,863,791

	Twelve Months Ended		Three Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Ratios:

NOI margin % (5)	54.8%	52.4%	56.3%	55.6%	54.2%	53.5%	54.3%

Normalized fixed charge coverage (6)	2.50	2.02	2.68	2.42	2.48	2.46	2.35

Normalized interest coverage (6)	2.78	2.33	2.91	2.74	2.76	2.72	2.67

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (6)	N/A	N/A	8.04x	7.63x	7.57x	8.40x	8.22x

(1) Annual 2015 prices reflect the period beginning on July 23, 2015 (the date our shares were listed on stock on the NYSE).
(2) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the the last day of the associated period.

(3) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(4) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(5) NOI margin % is equal to NOI divided by revenue.
(6) See page 7 for more detailed information.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Assets
Real estate
Land	$143,537	$143,581	$159,736	$176,309	$179,989
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,043,641	1,048,194	1,108,255	1,276,519	1,348,200
Real estate under development	17,961	11,657	7,725	5,201	—
Total real estate	1,250,198	1,248,491	1,320,775	1,503,088	1,573,248

Cash and cash equivalents	14,884	51,466	78,599	5,532	12,248
Restricted cash	7,509	8,586	10,778	12,756	10,712
Accounts receivable, net	71,459	67,100	66,328	78,562	76,228
Prepaid expenses and other assets	25,305	5,540	5,356	6,025	6,712
Investments in unconsolidated entities	76,813	76,954	77,606	90,000	88,998
Deferred financing fees, net	2,395	2,698	2,999	3,310	3,111
Acquired above-market leases, net	898	1,017	1,136	1,258	1,388
Other lease intangibles, net	60,946	61,919	67,202	76,787	82,160
Other intangible assets, net	9,787	9,888	9,887	9,986	10,086
Assets associated with real estate held for sale	32,346	37,026	—	—	—
Total assets	$1,552,540	$1,570,685	$1,640,666	$1,787,304	$1,864,891

Liabilities and equity

Liabilities:
Mortgage debt	$200,131	$270,758	$334,605	$358,717	$415,425
Unsecured term loans	575,000	575,000	575,000	575,000	525,000
Unsecured revolving credit facility	59,000	—	—	108,000	140,000
Unamortized debt issuance costs	(7,348)	(7,838)	(8,310)	(8,744)	(8,854)
Total notes payable, net	826,783	837,920	901,295	1,032,973	1,071,571

Accounts payable and accrued liabilities	74,458	65,924	61,721	56,681	71,597
Payables to related parties	—	—	—	294	292
Acquired below-market leases, net	6,886	7,856	8,961	10,456	11,934
Distributions payable	8,601	8,602	8,601	8,600	8,596
Other liabilities	14,353	30,005	35,170	33,944	23,082
Obligations associated with real estate held for sale	943	1,394	—	—	—
Total liabilities	932,024	951,701	1,015,748	1,142,948	1,187,072
Commitments and contingencies
Series A Convertible Preferred Stock	—	—	—	—	2,700
Equity:
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,606,098	2,605,569	2,604,614	2,603,564	2,600,193
Cumulative distributions and net loss attributable to common stockholders	(1,986,515)	(1,971,588)	(1,961,968)	(1,944,022)	(1,922,721)
Accumulated other comprehensive loss	(1,042)	(16,662)	(19,262)	(16,732)	(3,860)
Stockholders’ equity	618,546	617,324	623,389	642,815	673,617
Noncontrolling interests	1,970	1,660	1,529	1,541	1,502
Total equity	620,516	618,984	624,918	644,356	675,119
Total liabilities and equity	$1,552,540	$1,570,685	$1,640,666	$1,787,304	$1,864,891

Common stock, number of shares issued and outstanding	47,473,218	47,412,705	47,412,705	47,404,980	47,362,372

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Months Ended		Three Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15
Revenue
Rental income	$229,467	$260,087	$51,613	$53,975	$60,588	$63,291	$61,736
Straight-line rent and lease incentive revenue	7,403	12,965	1,500	756	1,897	3,250	3,310
Above- and below-market rent amortization	4,255	5,842	856	936	1,115	1,348	1,256
Lease termination fees	1,693	3,471	106	331	667	589	783
Total revenue	242,818	282,365	54,075	55,998	64,267	68,478	67,085
Expenses
Property related expenses	72,603	89,158	15,998	16,315	19,805	20,485	21,812
Real estate taxes	36,297	40,134	7,454	8,350	9,429	11,064	8,622
Property management fees	917	5,028	197	210	226	284	249
Total property operating expenses	109,817	134,320	23,649	24,875	29,460	31,833	30,683
Interest expense	40,723	53,784	8,746	9,754	10,722	11,501	11,668
Interest rate hedge ineffectiveness expense (income)	(572)	—	(979)	(1,534)	1,941	—	—
Amortization of deferred financing costs	3,106	3,769	798	785	784	739	1,048
Amortization of mark to market	—	(99)	—	—	—	—	(9)
Total interest expense	43,257	57,454	8,565	9,005	13,447	12,240	12,707
General and administrative	19,490	22,740	4,755	4,460	4,765	5,510	5,569
BHT Advisors termination fee and HPT Management buyout fee	—	10,301	—	—	—	—	—
Tender offer and listing costs	—	5,526	—	—	—	—	(27)
Amortization of restricted shares and units	4,159	4,975	1,041	1,069	1,055	994	3,371
Straight-line rent expense adjustment	—	(81)	—	—	—	—	—
Acquisition expense	—	1,480	—	—	—	—	21
Asset impairment losses	8,977	132	—	4,151	—	4,826	—
Real estate depreciation and amortization	111,122	122,230	23,771	25,062	30,519	31,770	29,910
Depreciation and amortization - non-real estate assets	708	501	85	71	278	274	272
Total expenses	297,530	359,578	61,866	68,693	79,524	87,447	82,506
Interest and other income	1,169	810	303	248	344	274	257
Loss on early extinguishment of debt	—	(21,502)	—	—	—	—	(24)
Loss from continuing operations before income taxes, equity
in operations of investments, and gain (loss) on sale of assets	(53,543)	(97,905)	(7,488)	(12,447)	(14,913)	(18,695)	(15,188)
Provision for income taxes	(655)	(1,507)	(188)	(4)	(281)	(182)	(209)
Equity in operations of investments	2,569	3,982	685	646	823	415	3,829
Loss from continuing operations before gain (loss) on sale of assets	(51,629)	(95,430)	(6,991)	(11,805)	(14,371)	(18,462)	(11,568)
Discontinued operations:
Income from discontinued operations	—	1,407	—	—	—	—	17
Gain on sale of discontinued operations	—	15,383	—	—	—	—	297
Discontinued operations	—	16,790	—	—	—	—	314
Gain (loss) on sale of assets	22,176	44,477	650	10,777	5,010	5,739	(2)
Net loss	(29,453)	(34,163)	(6,341)	(1,028)	(9,361)	(12,723)	(11,256)
Noncontrolling interests - continuing operations	36	159	8	3	9	16	41
Noncontrolling interests - discontinued operations	—	(30)	—	—	—	—	(1)
Dilution of Series A Convertible Preferred Stock	—	1,926	—	—	—	—	—
Net loss attributable to common stockholders	$(29,417)	$(32,108)	$(6,333)	$(1,025)	$(9,352)	$(12,707)	$(11,216)

Basic and diluted weighted average common shares outstanding	47,405,564	48,960,393	47,414,021	47,412,705	47,405,767	47,389,591	47,244,471
Basic and diluted earnings (loss) per common share:
Continuing operations	$(0.62)	$(1.00)	$(0.13)	$(0.02)	$(0.20)	$(0.27)	$(0.24)
Discontinued operations	—	0.34	—	—	—	—	—
Basic and diluted loss per common share	$(0.62)	$(0.66)	$(0.13)	$(0.02)	$(0.20)	$(0.27)	$(0.24)

Distributions declared per common share	$0.72	$0.54	$0.18	$0.18	$0.18	$0.18	$0.18

Net income (loss) attributable to common stockholders:
Continuing operations	$(29,417)	$(48,868)	$(6,333)	$(1,025)	$(9,352)	$(12,707)	$(11,529)
Discontinued operations	—	16,760	—	—	—	—	313
Net loss attributable to common stockholders	$(29,417)	$(32,108)	$(6,333)	$(1,025)	$(9,352)	$(12,707)	$(11,216)

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Twelve Months Ended		Three Months Ended
	31-Dec-16	31-Dec-15	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

Net loss	$(29,453)	$(34,163)	$(6,341)	$(1,028)	$(9,361)	$(12,723)	$(11,256)
Net loss attributable to noncontrolling interests	36	129	8	3	9	16	40
Dilution of Series A Convertible Preferred Stock	—	1,926	—	—	—	—	—
Net loss attributable to common stockholders	(29,417)	(32,108)	(6,333)	(1,025)	(9,352)	(12,707)	(11,216)
Adjustments (1):
Real estate depreciation and amortization - consolidated	111,122	122,230	23,771	25,062	30,519	31,770	29,910
Real estate depreciation and amortization - unconsolidated joint ventures	8,258	6,985	2,150	2,058	2,005	2,045	2,427
Real estate depreciation and amortization - noncontrolling interest	(6)	(20)	—	—	—	(6)	(10)
Impairment of depreciable real estate assets	8,977	132	—	4,151	—	4,826	—
Gain on sale of depreciable real estate	(22,236)	(63,263)	(650)	(10,837)	(5,010)	(5,739)	(3,698)
Taxes associated with sale of depreciable real estate	(88)	1,259	—	(152)	—	64	—
Noncontrolling interests	(78)	(116)	(21)	(18)	(18)	(21)	(50)
FFO attributable to common stockholders	76,532	35,099	18,917	19,239	18,144	20,232	17,363

Adjustments (1):
Acquisition expenses	—	1,863	—	—	—	—	26
Severance charges	1,025	—	532	—	—	493	—
Tender offer and listing costs	—	5,526	—	—	—	—	(27)
Interest rate hedge ineffectiveness expense (income) (2)	(572)	—	(979)	(1,534)	1,941	—	—
Loss on early extinguishment of debt	—	21,606	—	—	—	—	31
Default interest (3)	2,468	980	616	619	616	617	625
BHT Advisors termination fee and HPT Management buyout fee	—	10,301	—	—	—	—	—
Noncontrolling interests	(2)	(70)	—	—	(1)	(1)	(1)
Dilution of Series A Convertible Preferred Stock	—	(1,926)	—	—	—	—	—
FFO attributable to common stockholders, excluding certain items	$79,451	$73,379	$19,086	$18,324	$20,700	$21,341	$18,017

Additional Information (1)
Recurring capital expenditures	(36,886)	(52,222)	(10,902)	(5,256)	(11,375)	(9,353)	(11,113)
Straight-line rent adjustments	(9,753)	(12,406)	(1,998)	(1,247)	(2,551)	(3,957)	(2,662)
Above- and below-market rent amortization	(4,551)	(6,191)	(922)	(1,014)	(1,192)	(1,423)	(1,330)
Amortization of deferred financing fees and mark to market	3,345	3,859	844	828	880	793	1,095
Amortization of restricted shares and units	4,159	4,975	1,041	1,069	1,055	994	3,371
Depreciation and amortization - non-real estate assets	708	501	85	71	278	274	272

Weighted average common shares outstanding - basic	47,406	48,960	47,414	47,413	47,406	47,390	47,244
Weighted average common shares outstanding - diluted	47,819	49,148	47,888	47,846	47,826	47,715	47,436

Diluted FFO per common share	$1.60	$0.71	$0.40	$0.40	$0.38	$0.42	$0.37
Diluted FFO, excluding certain items, per common share	$1.66	$1.49	$0.40	$0.38	$0.43	$0.45	$0.38

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 6

Calculations of EBITDA
(in thousands, except ratios)

	Three Months Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

Net loss attributable to common stockholders	$(6,333)	$(1,025)	$(9,352)	$(12,707)	$(11,216)

Adjustments:

Noncontrolling interests	(5)	(2)	(6)	(8)	(20)

Interest expense:
Interest expense - consolidated	8,746	9,754	10,722	11,501	11,668
Interest expense - unconsolidated entities	723	725	702	641	727
Interest rate hedge ineffectiveness expense (income) (1)	(979)	(1,534)	1,941	—	—
Amortization of deferred financing costs - consolidated	798	785	784	739	1,048
Amortization of deferred financing costs - unconsolidated entities	46	43	96	54	56
Mark to market - consolidated	—	—	—	—	(9)
Total interest expense	9,334	9,773	14,245	12,935	13,490

Tax provision - consolidated	188	4	281	182	209
Tax provision - unconsolidated entities	49	4	8	2	1
Depreciation and amortization - consolidated	23,856	25,133	30,797	32,044	30,182
Depreciation and amortization - unconsolidated entities	2,150	2,058	2,005	2,045	2,427
Depreciation and amortization - noncontrolling interests	—	—	—	(6)	(10)
Impairment losses	—	4,151	—	4,826	—
Gain on sale of real estate	(650)	(10,837)	(5,010)	(5,739)	(3,698)
Loss on early extinguishment of debt	—	—	—	—	31
EBITDA	28,589	29,259	32,968	33,574	31,396

Adjustments:
Costs incurred in connection with listing activities	—	—	—	—	(27)
Acquisition expenses	—	—	—	—	26
Non-cash write-off (recoveries) of tenant receivables	(22)	777	(11)	(53)	557
Severance charges	532	—	—	493	—
Transition-related stock-based compensation expense (2)	—	—	—	—	2,837
Normalized EBITDA	29,099	30,036	32,957	34,014	34,789

Adjustments:
EBITDA from properties disposed before period end	(385)	(811)	(2,418)	(832)	25
Normalized estimated full period EBITDA from properties owned at period end	$28,714	$29,225	$30,539	$33,182	$34,814

Fixed charges
Interest expense	$9,334	$9,773	$14,245	$12,935	$13,490
Interest rate hedge ineffectiveness expense (income) (1)	979	1,534	(1,941)	—	—
Default interest (3)	(616)	(619)	(616)	(617)	(625)
Interest expense related to participating mortgage (4)	—	—	—	—	(53)
Capitalized interest incurred (5)	289	267	249	198	199
Normalized interest expense	9,986	10,955	11,937	12,516	13,011
Principal payments (excludes debt payoff)	854	1,436	1,369	1,318	1,776
Normalized fixed charges	$10,840	$12,391	$13,306	$13,834	$14,787

Normalized interest coverage (6)	2.91	2.74	2.76	2.72	2.67
Normalized fixed charge coverage (6)	2.68	2.42	2.48	2.46	2.35
______________________
(1) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income).

(2)
During the fourth quarter of 2015, we incurred a charge from the acceleration of stock grants related to our transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(4) Represents the portion of the Paces West B note that was repaid based on achievement of certain investment return thresholds which is included in “interest expense-unconsolidated entities” above. Paces West was sold in November 2015.
(5) Excludes capitalized interest funded from construction loans.
(6) Normalized interest coverage is equal to normalized EBITDA divided by normalized interest expense. Normalized fixed charge coverage is equal to normalized EBITDA divided by normalized fixed charges.
For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 7

Unconsolidated Entities Financial Summary
As of and for the Quarter Ended December 31, 2016
(dollars in thousands)

	Unconsolidated Entities at
	TIER REIT Ownership Share
	Wanamaker Building	1325 G Street	Colorado Building	Domain 2 & 7	Domain 8
Ownership % during the period	60.00%	10.00%	10.00%	49.84%	50.00%
Ownership % at period end	60.00%	10.00%	10.00%	49.84%	50.00%	Total
Results of Operations
Rental income	$4,034	$304	$127	$1,877	$—	$6,342
Straight-line rent and lease incentive revenue	(2)	14	45	10	—	67
Above- and below-market rent amortization	102	(35)	(7)	—	—	60
Lease termination fees	22	2	—	—	—	24
Other income	37	44	—	—	1	82
Total revenue	4,193	329	165	1,887	1	6,575

Property related expenses	1,367	89	41	335	13	1,845
Real estate taxes	688	69	26	247	—	1,030
Property management fees	129	9	4	46	—	188
NOI	2,009	162	94	1,259	(12)	3,512

Interest expense	418	59	21	225	—	723
Amortization of deferred financing costs	20	6	2	29	—	57
Asset management fees	—	3	2	—	—	5
Real estate depreciation and amortization	1,265	240	54	448	—	2,007
Interest income and other expense	4	1	1	—	—	6
Provision for income taxes	19	6	(3)	27	—	49
Net income (loss)	283	(153)	17	530	(12)	665

Adjustments:
Depreciation of basis adjustments	—	—	—	(145)	—	(145)
Above- and below-market rent amortization of basis adjustment	—	—	—	6	—	6
Eliminate amortization of deferred financing costs	11	—	—	—	—	11
Eliminate amortization of deferred lease commission	—	—	2	—	—	2
Eliminate construction management fees	6	—	—	—	—	6
Eliminate property management fees	129	8	3	—	—	140
Adjusted net income (loss)	429	(145)	22	391	(12)	685
Adjustments:
Real estate depreciation and amortization	1,265	240	52	593	—	2,150
Funds from operations	$1,694	$95	$74	$984	$(12)	$2,835

Balance Sheet Information
Real estate book value	$102,970	$12,975	$3,977	$36,443	$28,845	$185,210
Accumulated depreciation	(28,167)	(396)	(88)	(2,712)	—	(31,363)
Real estate book value after depreciation	$74,803	$12,579	$3,889	$33,731	$28,845	$153,847

Cash and cash equivalents	$3,094	$494	$110	$1,096	$554	$5,348
Assets	$95,077	$15,825	$5,220	$40,394	$30,996	$187,512
Mortgage debt	$42,623	$10,283	$3,661	$39,872	$13,351	$109,790
Company’s equity interest in investment	$49,963	$5,008	$1,394	$(824)	$14,078	$69,619
Basis differences	(5,443)	(1,289)	(683)	10,594	4,015	7,194
Carrying value of the Company’s investment	$44,520	$3,719	$711	$9,770	$18,093	$76,813
________________________________
Note: Investments in unconsolidated entities consist of our noncontrolling interest in certain properties. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Twelve Months Ended
Same Store NOI:	31-Dec-16	31-Dec-15	Favorable/ (Unfavorable)		31-Dec-16	31-Dec-15	Favorable/ (Unfavorable)
Revenues:
Total revenue	$50,999	$50,665	$334		$188,228	$190,059	$(1,831)
Less: Lease termination fees	(106)	(783)	677		(1,443)	(3,471)	2,028
	50,893	49,882	1,011	2.0%	186,785	186,588	197	—
Expenses:
Property operating expenses (less tenant improvement demolition costs)	14,633	14,810	177	1.2%	53,337	52,782	(555)	(1.1)%
Real estate taxes	7,344	5,826	(1,518)	(26.1)%	27,786	25,069	(2,717)	(10.8)%
Property management fees	161	170	9	5.3%	517	3,208	2,691	83.9%
Property expenses	22,138	20,806	(1,332)	(6.4)%	81,640	81,059	(581)	(0.7)%
Same Store NOI - consolidated properties	28,755	29,076	(321)	(1.1)%	105,145	105,529	(384)	(0.4)%
Same Store NOI - unconsolidated properties (at ownership %)	3,657	3,550	107	3.0%	10,273	9,736	537	5.5%
Same Store NOI	$32,412	$32,626	$(214)	(0.7)%	$115,418	$115,265	$153	0.1%

Same Store Cash NOI:
Same Store NOI - consolidated properties	$28,755	$29,076	$(321)		$105,145	$105,529	$(384)
Less:
Straight-line rent revenue adjustment	(1,529)	(2,973)	1,444		(4,951)	(6,187)	1,236
Above- and below-market rent amortization	(960)	(1,292)	332		(3,357)	(5,486)	2,129
Same Store Cash NOI - consolidated properties	26,266	24,811	1,455	5.9%	96,837	93,856	2,981	3.2%
Same Store Cash NOI - unconsolidated properties (at ownership %)	3,523	3,115	408	13.1%	9,264	8,787	477	5.4%
Same Store Cash NOI	$29,789	$27,926	$1,863	6.7%	$106,101	$102,643	$3,458	3.4%

Occupancy % at period end (% owned)	90.8%	91.3%			91.2%	91.9%

Operating properties (1)	25				20
Rentable square feet (% owned)	8,638				7,805

Reconciliation of net loss to Same Store NOI and Same Store Cash NOI:
Net loss	$(6,341)	$(11,256)			$(29,453)	$(34,163)
Adjustments:
Interest expense	8,565	12,707			43,257	57,454
Asset impairment losses	—	—			8,977	132
Tenant improvement demolition costs	277	45			722	358
General and administrative	4,755	5,569			19,490	22,740
BHT Advisors termination fee and HPT Management buyout fee	—	—			—	10,301
Tender offer and listing costs	—	(27)			—	5,526
Amortization of restricted shares and units	1,041	3,371			4,159	4,975
Straight-line rent expense adjustment	—	—			—	(81)
Acquisition expense	—	21			—	1,480
Real estate depreciation and amortization	23,771	29,910			111,122	122,230
Depreciation and amortization of non-real estate assets	85	272			708	501
Interest and other income	(303)	(257)			(1,169)	(810)
Loss on early extinguishment of debt	—	24			—	21,502
Provision for income taxes	188	209			655	1,507
Equity in operations of investments	(685)	(3,829)			(2,569)	(3,982)
Income from discontinued operations	—	(17)			—	(1,407)
Gain on sale of discontinued operations	—	(297)			—	(15,383)
Gain (loss) on sale of assets	(650)	2			(22,176)	(44,477)
Net operating income of non-same store properties	(1,842)	(6,588)			(27,135)	(39,403)
Lease termination fees	(106)	(783)			(1,443)	(3,471)
Same Store NOI of unconsolidated properties (at ownership %)	3,657	3,550			10,273	9,736
Same Store NOI	32,412	32,626			115,418	115,265
Straight-line rent revenue adjustment	(1,529)	(2,973)			(4,951)	(6,187)
Above- and below-market rent amortization	(960)	(1,292)			(3,357)	(5,486)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(134)	(435)			(1,009)	(949)
Same Store Cash NOI	$29,789	$27,926			$106,101	$102,643

(1) Excludes properties held for sale and certain operating properties that were not owned or not fully operational during the entirety of the comparable periods.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 9

Schedule of Properties Owned
as of December 31, 2016
(in thousands, except average effective and estimated market rent $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own%)				% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	93.7%	$20,988	$36.19	$43.71	6.9%	9.5%
Domain 3	Austin, TX	179	179	100.0%	5,508	$30.77	$38.30	2.0%	2.5%
Domain 4	Austin, TX	153	153	100.0%	4,716	$30.82	$38.30	1.7%	2.1%
Domain 7 (49.84%) (1)	Austin, TX	222	111	100.0%	4,504	$40.70	$42.50	1.2%	2.0%
Domain 2 (49.84%) (1)	Austin, TX	115	57	100.0%	2,410	$42.05	$46.90	0.6%	1.1%
Austin		1,288	1,119	96.5%	38,126	$35.30	$42.09	12.4%	17.2%

5950 Sherry Lane	Dallas, TX	197	197	87.8%	6,468	$37.39	$38.50	2.2%	2.9%
Burnett Plaza	Fort Worth, TX	1,025	1,025	86.0%	16,152	$18.33	$23.50	11.4%	7.3%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,820	$21.20	$22.15	1.5%	1.3%
Dallas/Fort Worth		1,355	1,355	87.6%	25,440	$21.43	$25.53	15.1%	11.5%

Loop Central	Houston, TX	575	575	83.3%	11,832	$24.70	$26.00	6.4%	5.3%
One & Two Eldridge Place	Houston, TX	519	519	92.7%	15,624	$32.48	$36.25	5.8%	7.0%
One BriarLake Plaza	Houston, TX	502	502	94.6%	19,008	$40.02	$42.75	5.6%	8.6%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	9,624	$42.58	$44.42	3.7%	4.3%
Three Eldridge Place	Houston, TX	305	305	80.3%	9,924	$40.51	$40.51	3.4%	4.5%
Houston		2,234	2,234	85.3%	66,012	$34.63	$36.81	24.9%	29.8%

Bank of America Plaza	Charlotte, NC	891	891	91.8%	20,520	$25.09	$32.50	9.9%	9.3%
Charlotte		891	891	91.8%	20,520	$25.09	$32.50	9.9%	9.3%

Buena Vista Plaza (2)	Burbank, CA	115	115	100.0%	4,340	$37.74	$42.12	1.3%	1.9%
Los Angeles		115	115	100.0%	4,340	$37.74	$42.12	1.3%	1.9%

Forum Office Park	Louisville, KY	328	328	97.6%	5,784	$18.08	$18.00	3.6%	2.6%
One Oxmoor Place (3)	Louisville, KY	135	135	99.3%	3,036	$22.66	$22.00	1.5%	1.4%
Steeplechase Place (3)	Louisville, KY	77	77	80.5%	1,080	$17.42	$17.50	0.9%	0.5%
Lakeview (3)	Louisville, KY	76	76	82.9%	1,272	$20.19	$19.25	0.8%	0.6%
Hunnington (3)	Louisville, KY	62	62	85.5%	1,020	$19.25	$17.50	0.7%	0.5%
Louisville		678	678	93.2%	12,192	$19.29	$18.88	7.5%	5.5%

Plaza at MetroCenter	Nashville, TN	361	361	90.9%	5,712	$17.41	$18.75	4.0%	2.6%
Nashville		361	361	90.9%	5,712	$17.41	$18.75	4.0%	2.6%

Eisenhower I	Tampa, FL	130	130	100.0%	3,552	$27.32	$28.00	1.4%	1.6%
Tampa		130	130	100.0%	3,552	$27.32	$28.00	1.4%	1.6%

500 East Pratt	Baltimore, MD	280	280	92.9%	8,016	$30.83	$32.50	3.1%	3.6%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	99.1%	8,304	$25.16	$21.50	3.7%	3.7%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	984	$21.87	$16.00	0.6%	0.4%
Wanamaker Building (60%) (4)	Philadelphia, PA	1,390	834	97.4%	14,652	$18.05	$20.24	9.3%	6.6%
Three Parkway	Philadelphia, PA	561	561	84.8%	12,000	$25.21	$25.50	6.2%	5.4%
1325 G Street (10%)	Washington, D.C.	307	31	74.2%	1,303	$55.93	$52.00	0.3%	0.6%
Colorado Building (10%)	Washington, D.C.	128	13	84.6%	511	$45.24	$54.00	0.1%	0.2%
Other operating office properties		3,052	2,105	93.0%	45,770	$23.39	$23.83	23.5%	20.6%
Total operating office properties		10,104	8,988	90.7%	$221,664	$27.19	$30.14	100.0%	100.0%

Non-operating property
Fifth Third Center (5)	Columbus, OH	331	331	55.4%
Total Properties		10,435	9,319

Development Property
Domain 8 (50%)	Austin, TX	291	146	95.1%

(1) Subsequent to December 31, 2016, we acquired the remaining 50.16% interest in these properties.
(2) This property was sold subsequent to December 31, 2016.
(3) This property is held for sale as of December 31, 2016.
(4) Subsequent to December 31, 2016, we sold substantially all of our investment in this property.
(5) The non-recourse loan on Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 10

Portfolio Analysis
For the Three Months Ended and
as of December 31, 2016

	Number of	Number of	Net Rentable	Commenced	% of	NOI	% of
Metro Area	Properties	Buildings	Area (000's)	% SF Leased	NRA	($000’s)	NOI

Austin, TX	5	8	1,119	96.5%	12.4%	$5,922	18.0%
Dallas/Fort Worth, TX	3	4	1,355	87.6%	15.1%	3,629	11.1%
Houston, TX	5	8	2,234	85.3%	24.9%	9,109	27.7%
Charlotte, NC	1	1	891	91.8%	9.9%	3,626	11.0%
Los Angeles, CA	1	1	115	100.0%	1.3%	833	2.5%
Louisville, KY	5	8	678	93.2%	7.5%	1,676	5.1%
Nashville, TN	1	3	361	90.9%	4.0%	775	2.4%
Tampa, FL	1	1	130	100.0%	1.4%	687	2.1%
Other Markets	7	7	2,105	93.0%	23.5%	6,609	20.1%

Total	29	41	8,988	90.7%	100.0%	32,866	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from Unconsolidated Operating Properties						(3,530)
Plus NOI from Consolidated Non-Operating Properties (includes all properties sold prior to December 31, 2016)						1,090
NOI (Consolidated) (3)						$30,426

Notes:
(1) Analysis relates to operating properties owned at the end of the most recent period only.
(2) Amounts reflect TIER REIT’s ownership %.
(3) NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
31-Dec-16
Consolidated total revenue	$216,300
Less:
GAAP rent adjustments	(9,424)
Lease termination fees	(424)
206,452
Consolidated total property operating expenses	(94,596)
Adjusted cash NOI (1)	111,856
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	14,004
Adjusted cash NOI from sold properties, at ownership share	(1,543)
Adjusted cash NOI from land and development properties, at ownership share (2)	204
Total adjusted cash NOI at ownership share (3)	$124,521

31-Dec-16
Other real estate properties
Cost basis of land and development properties, at ownership share (2)	$103,666

Other tangible assets
Cash and cash equivalents	$14,884
Restricted cash	7,509
Accounts receivable, net (excluding $67,436 of straight-line rent receivable)	4,023
Prepaid expenses and other assets	25,305
Total other tangible assets	$51,721

Liabilities
Mortgage debt	$200,131
Unsecured term loans and revolving credit facility	634,000
Accrued and other liabilities	98,355
Ownership share of unconsolidated mortgage debt	109,790
Total liabilities	$1,042,276

Total common shares, restricted stock, and restricted stock units outstanding	47,870

(1)
Includes approximately $9.6 million of adjusted cash NOI related to two non-stabilized properties (Burnett Plaza and Two BriarLake Plaza). At stabilization these properties are expected to generate adjusted cash NOI of approximately $21.0 million.

(2) Includes Third + Shoal, Legacy Land, Domain Blocks B, C, D, & G, and Domain 8 development, at ownership share.
(3)
Comprised of adjusted cash NOI from the following markets: Austin – 16%, Dallas – 7%, Houston – 29%, Charlotte – 11%, Los Angeles – 3%, Louisville – 6%, Nashville – 2%, Tampa – 2%, Washington, D.C. – 1%, Baltimore – 4%, Cherry Hill – 5%, Philadelphia – 11%, Columbus - 3%

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 12

Significant Tenants
December 31, 2016
(In thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,871	6%	329	4%	1.6	A2 / A-
Bank of America	9,123	4%	409	5%	2.4	Baa1 / BBB+
GSA	8,897	4%	400	5%	4.5	U.S. Government
Apache Corporation	8,346	4%	210	3%	7.8	Baa3 / BBB
GM Financial	7,364	3%	319	4%	9.1	Ba1 / BBB-
Samsung Engineering America Inc.	7,105	3%	161	2%	9.9	NR
Universal Pegasus International	5,481	2%	218	3%	3.3	NR
McDermott, Inc.	5,263	2%	169	2%	4.1	B1 / B+
Drexel University	4,903	2%	191	2%	6.1	NR
Blackbaud, Inc.	4,492	2%	133	1%	6.8	NR
Disney Enterprises, Inc.	4,154	2%	114	1%	9.2	A2 / A
Xerox Corporation	3,780	2%	151	2%	3.7	Baa3 / BBB-
E.R. Squibb and Sons, LLC	3,553	2%	130	2%	7.5	A2 / A+
Vinson & Elkins LLP	3,541	1%	88	1%	5.0	NR
SCOR Global Life	3,467	1%	140	2%	11.6	NR / AA-
Total of largest 15 tenants	$92,340	40%	3,162	39%	5.6
Total all tenants	$230,464		8,153		5.7

Notes:
The above tables set forth the company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 13

Industry Diversification (by square foot)
As of December 31, 2016

25%
18%
9%
8%
7%
6%
4%
4%
3%
3%
2%
11%
Professional, Scientific, and Technical Services
Finance and Insurance
Mining (Includes Oil & Gas)
Public Administration
Health Care and Social Assistance
Retail Trade
Utilities
Educational Services
Manufacturing
Information
Construction
Other

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes ten industry classifications.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 14

Leasing Activity Summary
For the Three Months Ended
December 31, 2016

		Occupancy						Occupancy		Cash			Straight-lined
	Rentable SF (000’s)%		SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Market		30-Sep-16	30-Sep-16	Expiring	Renewals	Expansions	New	31-Dec-16	31-Dec-16	Expiring	Activity		Expiring	Activity
Austin	1,119	96.1%	1,075	(59)	19	25	20	1,080	96.5%	$20.07	$23.88	19%	$19.21	$24.55	28%
Dallas/Fort Worth	1,355	87.1%	1,180	(49)	28	15	13	1,187	87.6%	$13.63	$15.58	14%	$13.44	$15.24	13%
Houston	2,234	84.9%	1,896	(11)	7	—	14	1,906	85.3%	$28.29	$25.02	(12)%	$25.66	$24.18	(6)%
Charlotte	891	91.2%	813	(3)	3	—	5	818	91.8%	$17.40	$25.60	47%	$17.21	$27.33	59%
Los Angeles	115	99.1%	114	—	—	1	—	115	100.0%	$30.40	$22.97	(24)%	$26.80	$28.44	6%
Louisville	678	92.5%	627	(24)	23	—	6	632	93.2%	$14.39	$11.89	(17)%	$13.21	$12.46	(6)%
Nashville	361	89.2%	322	(33)	33	3	3	328	90.9%	$10.33	$9.48	(8)%	$9.26	$10.20	10%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$—	$—	—%	$—	$—	—%
Other operating office properties	2,105	93.3%	1,964	(50)	27	4	12	1,957	93.0%	$19.81	$18.05	(9)%	$18.45	$19.93	8%
Total	8,988	90.4%	8,121	(229)	140	48	73	8,153	90.7%	$17.01	$17.68	4%	$16.03	$18.29	14%

	End of Period									Cash			Straight-lined
		Occupancy						Occupancy		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)%		SF (000's)	Expiring	Renewals	Expansions	New	SF (000's)%		Expiring	Activity		Expiring	Activity
Q1 Activity	10,419	89.4%	9,313	(513)	271	70	121	9,262	88.9%	$14.94	$15.90	6%	$13.66	$15.12	11%
Q2 Activity	9,378	90.6%	8,501	(212)	61	35	97	8,482	90.4%	$17.26	$18.10	5%	$15.90	$18.15	14%
Q3 Activity	9,039	90.7%	8,200	(342)	82	58	123	8,121	89.8%	$15.68	$16.85	7%	$14.88	$17.87	20%
Q4 Activity	8,988	90.4%	8,121	(229)	140	48	73	8,153	90.7%	$17.01	$17.68	4%	$16.03	$18.29	14%
				(1,296)	554	211	414			$15.94	$16.87	6%	$14.82	$16.93	14%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 15

Leasing Rate Activity Summary
For the Three Months Ended
December 31, 2016

	Renewals					Expansions					New
		Cash		Straight-lined			Cash		Straight-lined			Cash		Straight-lined
	SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	19	$20.36	$23.42	$18.23	$24.35	25	$18.27	$20.92	$18.27	$22.08	20	$22.12	$28.07	$21.42	$27.89
Dallas/Fort Worth	28	$17.23	$17.51	$17.09	$17.63	15	$—	$8.35	$—	$7.62	13	$21.96	$19.83	$21.43	$18.98
Houston	7	$28.00	$24.00	$27.68	$24.00	—	$—	$—	$—	$—	14	$20.36	$18.39	$17.31	$17.36
Charlotte	3	$28.14	$28.00	$27.05	$30.60	—	$—	$—	$—	$—	5	$10.64	$24.09	$11.01	$25.11
Los Angeles	—	$—	$—	$—	$—	1	$30.40	$22.97	$26.80	$28.44	—	$—	$—	$—	$—
Louisville	23	$15.72	$12.01	$14.28	$12.77	—	$—	$—	$—	$—	6	$9.28	$11.40	$9.14	$11.16
Nashville	33	$10.29	$9.43	$9.02	$10.17	3	$9.99	$9.35	$9.99	$9.98	3	$11.03	$10.10	$11.03	$10.60
Tampa	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Other operating office properties	27	$21.59	$17.27	$19.61	$19.48	4	$15.14	$15.80	$16.56	$16.27	12	$16.93	$20.47	$16.07	$22.03
Total	140	$17.38	$16.01	$16.11	$16.94	48	$12.04	$15.88	$12.08	$16.46	73	$18.60	$21.11	$17.61	$21.04
Percentage increase (decrease)			(8)%		5%			32%		36%			13%		19%

Year-To-Date Summary:
Q1 Activity	271	$12.65	$14.30	$11.75	$13.34	70	$15.22	$13.55	$12.56	$12.96	121	$19.91	$20.87	$18.56	$20.23
Q2 Activity	61	$16.45	$15.01	$15.37	$15.62	35	$20.03	$19.66	$17.59	$17.96	97	$16.87	$19.48	$15.69	$19.83
Q3 Activity	82	$14.51	$15.30	$14.08	$16.25	58	$15.06	$14.25	$12.16	$13.90	123	$16.69	$19.14	$16.63	$20.82
Q4 Activity	140	$17.38	$16.01	$16.11	$16.94	48	$12.04	$15.88	$12.08	$16.46	73	$18.60	$21.11	$17.61	$21.04
	554	$14.54	$14.96	$13.60	$14.93	211	$15.25	$15.29	$13.17	$14.84	414	$18.01	$20.07	$17.15	$20.46
Percentage increase (decrease)			3%		10%			—%		13%			11%		19%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 16

Lease Expirations
For Four Quarters From January 1, 2017
(In thousands, except per SF data)

	Market	Month to Month	1Q'17	2Q'17	3Q'17	4Q'17	Grand Total

	By Square Foot
	Austin	—	3	36	51	—	90
	Dallas/Fort Worth	1	—	25	111	3	140
	Houston	—	29	147	25	11	212
	Charlotte	—	—	18	2	1	21
	Los Angeles	—	—	—	—	—	—
	Louisville	2	14	20	10	—	46
	Nashville	1	9	—	8	2	20
	Tampa	—	—	—	—	—	—
	Other operating office properties	3	6	6	34	20	69
	Total	7	61	252	241	37	598

	By Annualized Expiring Rentals
	Austin	$—	$—	$1,346	$1,805	$—	$3,151
	Dallas/Fort Worth	12	—	720	2,579	112	3,423
	Houston	1	999	5,618	627	278	7,523
	Charlotte	4	28	587	64	26	709
	Los Angeles	13	—	—	—	—	13
	Louisville	49	292	352	220	—	913
	Nashville	14	149	—	148	40	351
	Tampa	—	—	—	—	—	—
	Other operating office properties	18	165	204	795	817	1,999
	Total	$111	$1,633	$8,827	$6,238	$1,273	$18,082

	By Expiring Rent Per SF
	Austin	$—	$—	$37.76	$34.89	$—	$34.77
	Dallas/Fort Worth	$9.71	$—	$28.40	$23.55	$37.34	$24.60
	Houston	$—	$35.11	$38.40	$24.53	$24.34	$35.53
	Charlotte	$—	$63.79	$33.31	$29.46	$32.40	$33.71
	Los Angeles	$—	$—	$—	$—	$—	$—
	Louisville	$21.93	$20.93	$17.35	$21.15	$—	$19.48
	Nashville	$22.32	$15.86	$—	$19.89	$19.00	$17.94
	Tampa	$—	$—	$—	$—	$—	$—
	Other operating office properties	$5.01	$28.39	$34.91	$22.80	$41.46	$28.60
	Total	$15.86	$26.77	$35.03	$25.88	$34.41	$30.24

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
2Q’17 excludes $1.1 million of annualized expiring rent related to Wanamaker Building parking management agreement (0 SF leased)

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 17

Lease Expirations
Annually From January 1, 2017
(In thousands, except percentage and per SF data)

Market	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+	Grand Total
By Square Foot
Austin	90	111	101	116	64	171	211	116	3	89	6	1,080
Dallas/Fort Worth	140	194	105	79	74	36	144	15	—	369	33	1,187
Houston	212	39	315	287	255	123	68	272	55	252	29	1,906
Charlotte	21	12	405	15	36	8	81	37	8	4	191	818
Los Angeles	—	—	4	—	—	—	—	—	—	111	—	115
Louisville	46	20	117	87	10	150	—	14	169	15	5	632
Nashville	20	4	3	2	59	14	—	4	22	—	200	328
Tampa	—	—	—	—	—	—	—	130	—	—	—	130
Other operating office properties	69	26	136	417	162	158	295	55	61	68	507	1,957
Total	598	406	1,186	1,003	660	660	799	643	318	908	971	8,153
As a % of Occupied SF	7%	5%	15%	12%	8%	8%	10%	8%	4%	11%	12%	100%
As a % of Total NRA	7%	5%	13%	11%	7%	7%	9%	7%	4%	10%	11%	91%

By Annualized Expiring Rentals
Austin	$3,151	$3,825	$4,190	$4,706	$2,831	$7,309	$8,313	$4,963	$149	$4,309	$115	$43,861
Dallas/Fort Worth	3,423	4,857	2,681	2,979	2,849	938	4,268	409	—	10,376	872	33,652
Houston	7,523	1,548	12,755	9,468	9,060	4,135	2,761	11,906	1,834	10,752	748	72,490
Charlotte	709	472	9,432	492	1,354	272	2,958	551	423	199	6,440	23,302
Los Angeles	13	—	192	—	—	—	—	—	—	5,371	—	5,576
Louisville	913	387	2,451	1,706	225	3,127	—	316	3,419	383	133	13,060
Nashville	351	66	67	40	1,193	295	—	87	534	—	4,627	7,260
Tampa	—	—	—	—	—	—	—	4,469	—	—	—	4,469
Other operating office properties	1,999	507	3,653	11,780	4,330	4,937	8,859	1,432	2,127	2,357	9,126	51,107
Total	$18,082	$11,662	$35,421	$31,171	$21,842	$21,013	$27,159	$24,133	$8,486	$33,747	$22,061	$254,777
As a % of Total Annualized Expiring Rentals	7%	5%	14%	12%	9%	8%	11%	9%	3%	13%	9%	100%

By Expiring Rent Per SF
Austin	$34.77	$34.39	$41.50	$40.46	$44.58	$42.86	$39.34	$42.78	$45.04	$48.09	$17.99	$40.62
Dallas/Fort Worth	$24.60	$25.04	$25.52	$37.51	$38.60	$25.91	$29.70	$27.71	$—	$28.14	$26.81	$28.34
Houston	$35.53	$39.25	$40.40	$32.97	$35.52	$33.55	$40.58	$43.84	$33.94	$42.66	$26.51	$38.03
Charlotte	$33.71	$38.91	$23.28	$33.78	$36.74	$36.77	$36.47	$15.01	$51.80	$52.84	$33.80	$28.51
Los Angeles	$—	$—	$44.64	$—	$—	$—	$—	$—	$—	$48.47	$—	$48.43
Louisville	$19.48	$20.39	$21.06	$19.79	$21.24	$20.78	$—	$22.88	$20.06	$26.34	$28.34	$20.63
Nashville	$17.94	$18.00	$20.50	$20.36	$20.53	$21.37	$—	$21.04	$23.81	$—	$23.14	$22.20
Tampa	$—	$—	$—	$—	$—	$—	$—	$34.35	$—	$—	$—	$34.35
Other operating office properties	$—	$19.07	$26.71	$28.16	$26.79	$31.16	$29.96	$25.87	$35.07	$35.28	$17.98	$26.11
Total	$30.24	$28.72	$29.87	$31.08	$33.09	$31.84	$33.99	$37.53	$26.69	$37.17	$22.72	$31.25

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
2017 excludes $1.1 million of annualized expiring rent related to Wanamaker Building parking management agreement (0 SF leased)

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 18

Occupancy Trends

	Rentable SF (000’s)
		Occupancy %
Market	31-Dec-16	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

Austin	1,119	96.5%	96.1%	95.9%	94.1%	94.5%
Dallas/Fort Worth	1,355	87.6%	87.1%	86.9%	84.1%	86.4%
Houston	2,234	85.3%	84.9%	87.4%	86.5%	87.9%
Charlotte	891	91.8%	91.2%	89.7%	89.5%	87.8%
Los Angeles	115	100.0%	99.1%	99.1%	99.1%	99.1%
Louisville	678	93.2%	92.5%	93.5%	94.0%	95.4%
Nashville	361	90.9%	89.2%	93.1%	92.0%	92.8%
Tampa	130	100.0%	100.0%	100.0%	100.0%	100.0%
Other operating office properties	2,105	93.0%	93.3%	94.3%	96.6%	95.6%
Total	8,988	90.7%	90.4%	91.2%	90.9%	91.4%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 19

Leasing Cost Summary
For the Three Months Ended
December 31, 2016

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	19	4.7	$11.05	$13.20	$24.25	$2.35	$2.81	$5.16
Dallas/Fort Worth	28	3.1	$7.30	$6.36	$13.66	$2.00	$1.83	$3.83
Houston	7	1.0	$—	$—	$—	$—	$—	$—
Charlotte	3	10.0	$—	$5.00	$5.00	$—	$0.50	$0.50
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	23	5.1	$4.22	$13.46	$17.68	$0.82	$2.59	$3.41
Nashville	33	7.6	$1.99	$13.53	$15.52	$0.26	$1.78	$2.04
Tampa	—	—	$—	$—	$—	$—	$—	$—
Other operating office properties	27	6.5	$10.98	$37.01	$47.99	$1.68	$5.67	$7.35
Total	140	5.4	$6.24	$15.71	$21.95	$1.15	$2.90	$4.05

Expansion
Market
Austin	25	6.7	$9.68	$23.41	$33.09	$1.49	$3.61	$5.10
Dallas/Fort Worth	15	9.8	$14.21	$16.13	$30.34	$1.45	$1.65	$3.10
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Los Angeles	1	9.3	$7.62	$40.00	$47.62	$0.82	$4.30	$5.12
Louisville	—	—	$—	$—	$—	$—	$—	$—
Nashville	3	5.0	$1.92	$11.75	$13.67	$0.38	$2.35	$2.73
Tampa	—	—	$—	$—	$—	$—	$—	$—
Other operating office properties	4	6.7	$9.58	$29.56	$39.14	$1.44	$4.45	$5.89
Total	48	7.6	$10.56	$21.26	$31.82	$1.39	$2.80	$4.19

New
Market
Austin	20	4.9	$9.12	$34.03	$43.15	$1.86	$6.94	$8.81
Dallas/Fort Worth	13	3.9	$8.05	$12.32	$20.37	$2.02	$3.43	$5.45
Houston	14	8.2	$18.98	$39.95	$58.93	$1.65	$3.47	$5.12
Charlotte	5	7.5	$15.99	$57.12	$73.11	$2.13	$7.62	$9.75
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	6	7.5	$1.05	$5.67	$6.72	$0.44	$0.78	$1.22
Nashville	3	3.0	$3.60	$11.00	$14.60	$1.20	$3.67	$4.87
Tampa	—	—	$—	$—	$—	$—	$—	$—
Other operating office properties	12	9.5	$14.79	$56.57	$71.36	$1.57	$5.99	$7.55
Total	73	6.4	$11.33	$33.31	$44.64	$1.77	$5.20	$6.97
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 20

Leasing Cost Trend Analysis

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year to Date	Year Ended	Year Ended
	31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-16	31-Dec-15	31-Dec-14
Renewal Leasing
Square Feet (in thousands)	140	82	61	271	554	1,052	1,298
Weighted Average Term (in years)	5.4	5.0	4.5	2.9	4.0	6.8	5.7
Commissions per SF	$6.24	$3.80	$5.97	$3.48	$4.50	$7.13	$4.68
TI and Other Leasing Cost per SF	15.71	6.94	13.11	6.76	9.74	18.72	4.62
Total Leasing Cost per SF	$21.95	$10.74	$19.08	$10.24	$14.24	$25.85	$9.30

Commissions per SF per Year	$1.15	$0.76	$1.31	$1.18	$1.12	$1.07	$0.93
TI and Other Leasing Cost per SF per Year	2.90	1.40	2.89	2.31	2.39	2.70	0.74
Total Leasing Cost per SF per Year	$4.05	$2.16	$4.20	$3.49	$3.51	$3.77	$1.67

Expansion Leasing
Square Feet (in thousands)	48	58	35	70	211	246	264
Weighted Average Term (in years)	7.6	9.4	3.5	8.2	7.6	6.3	6.6
Commissions per SF	$10.56	$14.04	$6.72	$12.87	$11.65	$8.73	$9.41
TI and Other Leasing Cost per SF	21.26	19.64	10.36	7.39	14.40	24.07	21.39
Total Leasing Cost per SF	$31.82	$33.68	$17.08	$20.26	$26.05	$32.80	$30.80

Commissions per SF per Year	$1.39	$1.49	$1.94	$1.56	$1.57	$1.41	$1.41
TI and Other Leasing Cost per SF per Year	2.80	2.08	3.00	0.90	2.00	3.91	3.11
Total Leasing Cost per SF per Year	$4.19	$3.57	$4.94	$2.46	$3.57	$5.32	$4.52

New Leasing
Square Feet (in thousands)	73	123	97	121	414	480	927
Weighted Average Term (in years)	6.4	7.0	6.3	7.3	6.8	8.0	8.4
Commissions per SF	$11.33	$13.95	$12.42	$10.90	$12.24	$12.91	$12.15
TI and Other Leasing Cost per SF	33.31	27.97	25.63	26.74	28.00	40.55	36.28
Total Leasing Cost per SF	$44.64	$41.92	$38.05	$37.64	$40.24	$53.46	$48.43

Commissions per SF per Year	$1.77	$2.00	$1.97	$1.50	$1.81	$1.60	$1.45
TI and Other Leasing Cost per SF per Year	5.20	4.00	4.06	3.68	4.13	5.05	4.34
Total Leasing Cost per SF per Year	$6.97	$6.00	$6.03	$5.18	$5.94	$6.65	$5.79

Total Leasing
Square Feet (in thousands)	261	263	193	462	1,179	1,778	2,489
Weighted Average Term (in years)	6.1	6.9	5.2	4.9	5.6	7.1	6.8
Commissions per SF	$8.46	$10.80	$9.35	$6.85	$8.50	$8.92	$7.96
TI and Other Leasing Cost per SF	21.65	19.58	18.90	12.09	16.99	25.35	18.19
Total Leasing Cost per SF	$30.11	$30.38	$28.25	$18.94	$25.49	$34.27	$26.15

Commissions per SF per Year	$1.39	$1.56	$1.79	$1.41	$1.50	$1.26	$1.18
TI and Other Leasing Cost per SF per Year	3.55	2.84	3.61	2.48	3.01	3.50	2.33
Total Leasing Cost per SF per Year	$4.94	$4.40	$5.40	$3.89	$4.51	$4.76	$3.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 21

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Dec-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15

	Recurring capital expenditures
	Leasing costs	$7,369	$4,636	$8,119	$7,168	$8,297
	Building improvements	3,533	620	3,256	2,185	2,816
	Subtotal recurring capital expenditures	10,902	5,256	11,375	9,353	11,113

	Non-recurring capital expenditures
	Building improvements (1)	465	152	596	600	1,185
	Leasing costs (2)	2,167	1,268	3,240	3,547	3,258
	Development (3)	11,703	11,425	17,180	1,409	1,790
	Redevelopment (4)	4,565	5,940	4,424	1,028	298
	Subtotal non-recurring capital expenditures	18,900	18,785	25,440	6,584	6,531

	Total capital expenditures	$29,802	$24,041	$36,815	$15,937	$17,644

Notes:
All amounts represent TIER REIT’s ownership %.
Beginning in 2016, leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$632	$1,814	$992	$455
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 22

Potential Future Development Sites
December 31, 2016

			Approximate Rentable Square Feet
				Month of Acquisition	Cost Basis (in millions)
Project	Market (submarket)	Acres				Comments

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Eisenhower II	Tampa	5.2	130,000	Dec-07	$1.7	Office building

Third + Shoal (95%) (1)	Austin (CBD)	0.8	325,000	Jun-15	$21.9	Office building

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$7.5	Office building(s)

Domain B (Domain 9 & Domain 10)	Austin (Domain)	6.2	300,000-400,000	Jul-15	$12.7	Office building(s)

Domain C (Domain 11 & Domain 12)	Austin (Domain)	6.3	400,000-500,000	Jul-15	$19.1	Office building(s)

Domain D & G	Austin (Domain)	5.6	300,000-400,000	Jul-15	$9.5	Office building

(1) We own 95% of this project, and the cost basis above represents 100%.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 23

Summary Development Activity
December 31, 2016

				Start Date		Estimated Cost per SF
		Square feet (in thousands)			Shell Completion Date		Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)
Project	Market		% Leased

Domain 8 (2)	Austin	291	95.1%	3Q’15	1Q’17	$306	$89.1	$60.9

(1) Excludes basis adjustment of $4.0 million to date and $4.9 million estimated in total.
(2) We own 50% of this project, and the cost above represents 100%.

IBM
TOPGOLF
amazon
WHOLE FOODS MARKET
ALTERRA PARKWAY
NORDSTROM
HomeAway
RH
DOMAIN BLVD
ARCHER HOTEL
LE CORDON BLEU
accruent
ROCK ROSE
PALM WAY
aloft
A VISION OF W HOTELS
blackbaud
KINGSISLE
RODAN+FIELDS
DOMAIN DRIVE
Neiman Marcus
Denotes existing or planned TIER REIT office property

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 24

Properties Under Development
Domain 8
Austin, Texas
(Rendering)

Property Description

Domain 8 is currently under development as a 12-story, Class A office building located within The Domain in Austin, Texas.  When completed in first quarter 2017, it will offer 291,000 square feet of single-floor and multi-tenant arrangements with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 8 was designed to achieve a minimum LEED Silver and Energy Star designations.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers up to 4,000 apartment units, 1.8 million square feet of retail and 775 hotel rooms. Nestled among a full array of amenities and hike & bike trails, Domain 8 will offer onsite showers and locker room and direct elevator access to office floors from every garage level.

Property Facts

Submarket	The Domain
Floors	9 Floors Office Space/3 Floors Parking
Approximate Rentable SF	291,000
Estimated Operating Expenses per SF	$14.85
Estimated Shell Delivery Date	1Q’17
Estimated Project Cost at Completion (1)	$89,100,000
Percentage Owned	50%
Percentage Leased	95.1%

(1) Excludes $4.9 million basis adjustment.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended December 31, 2016

		Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
Acquisitions	Location

None

Dispositions

Lawson Commons	St. Paul, MN	1	436	3/1/2016	$68,430
FOUR40 (1)	Chicago, IL	1	1,041	6/17/2016	$191,000
Hurstbourne Business Center	Louisville, KY	3	418	9/30/2016	$41,000
801 Thompson	Rockville, MD	1	51	10/27/2016	$4,900
		6	1,946

(1) The Company is entitled to an additional payment of up to $12.5 million subject to future performance of this property.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 26

Summary of Financing
December 31, 2016
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$200,131	6.11%	24%
Unsecured term loans (1)			525,000	3.46%	63%
Total fixed rate debt			725,131	4.19%	87%

Variable Rate Debt
Unsecured term loan (1)			50,000	2.30%	6%
Unsecured revolving credit facility (2)			59,000	2.30%	7%
Total variable rate debt			109,000	2.30%	13%
Total debt (3)			834,131	3.94%	100%
unamortized debt issuance costs (4)			(7,348)
Total notes payable, net			$826,783

(1) The borrowing rate under $525.0 million of the term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $164.5 million were available under the credit facility.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate which results in an overall effective weighted average interest rate of 4.24%.

(4) Excludes $2.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$106,977	5.87%	$—	—	$106,977	5.87%	13%
2018	—	—	59,000	2.30%	59,000	2.30%	7%
2019	—	—	300,000	3.08%	300,000	3.08%	36%
2020	—	—	—	—	—	—	—
2021	93,154	6.38%	—	—	93,154	6.38%	11%
Thereafter	—	—	275,000	3.67%	275,000	3.67%	33%
Total debt	$200,131		$634,000		834,131	3.94%
unamortized debt issuance costs					(7,348)
Total notes payable, net					$826,783
Weighted average maturity in years	2.2		4.0		3.6

(1) Represents weighted average effective interest rate for debt maturing in this period.
	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$106,977	5.87%	$—	—	$106,977	5.87%	11%
2018	59,000	2.30%	13,351	2.86%	72,351	2.40%	8%
2019	300,000	3.08%	39,872	2.46%	339,872	3.00%	36%
2020	—	—	13,944	2.40%	13,944	2.40%	1%
2021	93,154	6.38%	—	—	93,154	6.38%	10%
Thereafter	275,000	3.67%	42,623	3.88%	317,623	3.70%	34%
Total debt	834,131		109,790		943,921	3.84%
unamortized debt issuance costs	(7,348)		(1,025)		(8,373)
Total notes payable, net	$826,783		$108,765		$935,548
Weighted average maturity in years	3.6		3.9		3.6

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 27

Principal Payments by Year
as of December 31, 2016
(in thousands, except percentages)
		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2017	2018	2019	2020	2021	Thereafter

Fifth Third Center	1-Jul-16	6.09%	6.17%	$48,177	$48,177	$—	$—	$—	$—	$—
500 E. Pratt (1)	1-May-17	5.55%	5.63%	58,800	58,800	—	—	—	—	—
Unsecured - Revolving Line of Credit	18-Dec-18	2.27%	2.30%	59,000	—	59,000	—	—	—	—
Unsecured - Term Loan	18-Dec-19	3.03%	3.08%	300,000	—	—	300,000	—	—	—
One BriarLake Plaza - mezzanine	1-Aug-21	9.80%	9.94%	14,567	110	121	134	144	14,058	—
One BriarLake Plaza	1-Aug-21	5.65%	5.72%	78,587	1,411	1,501	1,589	1,670	72,416	—
Unsecured - Term Loan	30-Jun-22	3.62%	3.67%	275,000	—	—	—	—	—	275,000
Total		3.89%	3.94%	834,131	$108,498	$60,622	$301,723	$1,814	$86,474	$275,000
unamortized debt issuance costs (2)				(7,348)
Consolidated notes payable, net				$826,783

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Wanamaker Building - office (60%) (3)	7-Feb-23	3.83%	3.88%	42,623	937	974	1,013	1,049	1,049	37,601
1325 G Street (10%)	30-Jun-20	2.37%	2.40%	10,283	—	—	—	10,283	—	—
Colorado Building (10%)	30-Jun-20	2.37%	2.40%	3,661	—	—	—	3,661	—	—
Domain 2 & 7 (49.84%) (4)	28-Apr-19	2.42%	2.46%	39,872	—	—	39,872	—	—	—
Domain 8 (50%)	28-Aug-18	2.82%	2.86%	13,351	—	13,351	—	—	—	—
Total		3.01%	3.05%	109,790	$937	$14,325	$40,885	$14,993	$1,049	$37,601
unamortized debt issuance costs				(1,025)
Total unconsolidated notes payable, net				$108,765

Total notes payable		3.79%	3.84%	943,921	$109,435	$74,947	$342,608	$16,807	$87,523	$312,601
unamortized debt issuance costs				(8,373)
Total notes payable, net				$935,548

% of principal payments due by year				100%	12%	8%	36%	2%	9%	33%

(1)				This loan was repaid subsequent to quarter end.
(2)				Excludes $2.4 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.
(3)				Subsequent to December 31, 2016, we sold substantially all of our investment in this property.
(4)				Subsequent to December 31, 2016, we acquired the remaining 50.16% interest in these properties and assumed the associated remaining outstanding debt.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 28

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 29

of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 30